UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported :	June 12, 2007

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINIITVE AGREEMENT

We entered into a Working Interest Purchase Agreement effective June 12, 2007 by and among  Rabb Resources Limited, Rabb Contracting Company, LLC, Claude L. Rabb (collectively, RABB”), and , Hyperdynamics Corporation and its subsidiaries HYD Resources Corporation and Trendsetter Production Company (collectively, “Hyperdynamics”) wherein we purchased 85% of the working interest in totaling approximately 1,150 acres on several oil and gas leases located in Louisiana(the “RABB Agreement”).  There are approximately 20 active oil wells at this time.  These oil and gas properties pay royalties to others of up to 27.46%.   RABB will remain the operator of these oil and gas leases.  We paid RABB $100,000 and 100,000 shares of restricted common stock of Hyperdynamics at the closing of this agreement.  RABB retained a 15% working interest.  Working interest expenses are to be paid 100% by Hyperdynamics until $4,000,000 in “Promised Funds” are invested or paid (i.e., RABB’s working interest is fully carried until our obligation to invest $4,000,000 is completed, and then RABB will become a full working interest participant).

No later than 60 days from June 12, 2007, Hyperdynamics will pay (the “Final Acquisition Payment”) an additional $1,150,000 and an additional 100,000 shares of restricted Hyperdynamics common stock to RABB.  If the Final Acquisition Payment is not made by the deadline, then the RABB Agreement shall be deemed null and void, all interest in the properties will be fully transferred back to RABB, all money and securities paid to RABB shall be retained by RABB, and all parties will be released from all obligations herein.

Hyperdynamics has agreed to invest an additional $4,000,000 (herein referred to as “Promised Funds”) in addition to the amount paid at closing to pay the expenses of operation and the development of the oil and gas properties.  We anticipate that the Promised Funds will be fully utilized within 18 months.  If we fail to pay working interest expenses, then RABB may regain the full ownership and privileges of 35% additional working interest from us.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARANGEMENT.

In connection with the RABB agreement, we are obligated to pay RABB $1,150,000 no later than 60 days from June 12, 2007, or we forfeit all consideration previously paid to RABB and lose all our rights under the RABB agreement.

In connection with the RABB agreement, we are obligated to pay expenses including additional investment of $4,000,000 which is intended to be paid and/or invested during the next 18 months. However, there is no requirement that $4,000,000 actually be spent in 18 months. The Company has full budgetary control over the funds and does not have to fund any budgets should it decide they are not beneficial to the Company.  If we do not pay expenses that are approved through budgets, we could be required to forfeit 35% of our 85% working interest in the RABB properties.  If such a forfeit occurred, then the Company would remain a 50% working interest owner.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the RABB agreement, we issued 100,000 restricted shares of common stock and will issue and additional 100,000 restricted shares of common stock to RABB.  This transaction was made in reliance upon the exemption from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with this transaction. This transaction did not involve a public offering.  The investor was knowledgeable about our operations and financial condition. The investor was knowledge and experience in financial and business matters that allowed it to evaluate the merits and risk of receipt of these securities.

ITEM 7.01 REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1 is the press release we issued about the RABB Agreement.

ITEM 9.01 EXHIBITS.

Exhibit Number

10.1    RABB Agreement
99.1    Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: June 18, 2007
By: /s/ Kent Watts

Kent Watts, President, CEO